FOR IMMEDIATE RELEASE                                   Thursday, April 27, 2000

                         WILD OATS MARKETS, INC. REPORTS

                         FIRST QUARTER OPERATING RESULTS

The Company will host a conference call to discuss this press release on Friday, April 28, 2000 at 9:00 a.m. MDT. To access the call, dial (212) 896-6061, reservation #14888271. A recorded version of the call will also be available through 5:00 p.m. MDT on Monday, May 1, 2000 by calling (800) 633-8284 from within the U.S. or (858)-812-6440 from outside the U.S. and referencing the reservation # above.

BOULDER, CO - Wild Oats Markets, Inc. ("Wild Oats" or the "Company") today reported operating results for its first quarter ended April 1, 2000.

Sales for the first quarter of 2000 were $211.2 million, an increase of 32% over sales of $159.6 million for the same period in 1999. The sales increase reflects the opening or relocation of six stores in the first quarter of 2000 and the acquisition of 17 stores during the 1999 fiscal year. Comparable store sales decreased 2% for the first quarter of 2000. Net income for the first quarter of 2000 increased 20% to $5.3 million from $4.4 million (proforma) in the same period in 1999. Diluted earnings per share for the first quarter of 2000 increased 21% to $0.23 from $0.19 per share (proforma) in the same period in 1999.

CEO Mike Gilliland, commenting on the first quarter results said, "Wild Oats delivered record sales in the first quarter while continuing to grow our business by more than 30%. In the first quarter we relocated two stores in Hartford, CT and Salt Lake City, UT, and opened four new stores in Kansas City, KS, Reno, NV, St. Louis, MO and San Diego, CA, one more than originally planned. We continue to refine our new store prototype and look forward to debuting the next generation Wild Oats natural foods supermarket later this year."

Wild Oats currently has 16 sites (12 new stores and four relocations), which average approximately 24,000 square feet in size, for which the Company has signed letters of intent or leases with projected opening dates as follows:

                                        Projected                                                Projected
         Site Name                   Opening Date                Site Name                     Opening Date
---------------------------          -------------         ---------------------------        -------------
1.  Las Vegas, NV                       Q2 00*             8.   Omaha, NE                      2000
2.  Portland, OR                        Q2 00              9.   Southern California (2 sites)  2000
3.  San Diego, CA                       Q2 00             10. South Florida (2 sites)          2000*
4.  Bend, OR                            2000              11. Kansas City, MO                  2001*
5.  Cincinnati, OH                      2000              12. Long Beach, CA                   2001
6.  Cleveland, OH (2 sites)             2000              13. Westport, CT                     2001
7.  Northern California                 2000

* Relocation

In April 2000, Wild Oats signed a purchase agreement to acquire the assets of two natural foods markets operating as "Boney's Markets" in Escondido and Hemet, California in exchange for approximately $13 million in cash. The transaction is expected to close in May and will be accounted for as a purchase. The Company will rename the acquired stores as "Henry's Marketplace" and incorporate them into its existing region of 12 Henry's stores in metropolitan San Diego.

Wild Oats Markets, Inc. operates the largest chain of natural foods markets in North America. The Company currently owns and operates 111 stores in 22 states and British Columbia. The Company's shares are traded on the NASDAQ National
Market System under the symbol "OATS". For additional information, please contact Mary Beth Lewis, Chief Financial Officer, at (303) 440-5220.

The following constitutes a "Safe Harbor" statement under the Private Securities
Litigation Reform Act of 1995. Except for the historical information contained herein, this news release contains certain forward-looking statements that involve risks and uncertainties. Actual results may differ from the results implied by such forward-looking statements due to certain risks and uncertainties including, but not limited to, the availability and integration of acquisitions, the timing and execution of new store openings, relocations and remodels, the timing and impact of promotional and advertising campaigns, the impact of competition, changes in product supply, changes in management information needs, changes in customer needs and expectations, governmental and regulatory actions, and general industry or business trends or events, as well as the other risks detailed from time to time in the Company's SEC filings, including the Annual Report on Form 10-K for the fiscal year ended January 1, 2000 and the registration statement on Form S-3 filed November 9, 1999.
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Wild Oats Markets, Inc.

Consolidated Statement of Operations

(In thousands, except per-share amounts)
(Unaudited)

                                                               Thirteen Weeks Ended
                                                   ----------------------------------
                                                            April 1,              April 3,
                                                              2000                  1999
                                                   ----------------------  --------------------
Sales                                                 $ 211,241   100.0%     $ 159,643    100.0%
Cost of goods sold and occupancy costs                  144,717    68.5%       111,291     69.7%
                                                   -------------           ------------
          Gross profit                                   66,524    31.5%        48,352     30.3%

Direct store expenses                                    46,546    22.0%        33,996     21.3%
                                                   -------------           ------------
          Store contribution                             19,978     9.5%        14,356      9.0%

Selling, general and administrative expenses              7,080     3.4%         5,684      3.6%
Pre-opening expenses                                      1,354     0.6%           674      0.4%
Amortization of goodwill                                    765     0.4%           456      0.3%
Non-recurring charges                                                           10,894      6.8%
                                                   -------------           ------------
          Income (loss) from operations                  10,779     5.1%        (3,352)    -2.1%

Interest expense, net                                     1,782     0.8%           250      0.2%
                                                   -------------           ------------
          Income (loss) before income taxes               8,997     4.3%        (3,602)    -2.3%

Income tax expense (benefit)                              3,663     1.7%        (2,445)    -1.5%
                                                   -------------           ------------
          Income (loss) before cumulative effect
              ofchange in accounting principle            5,334     2.5%        (1,157)    -0.7%

Cumulative effect of change in accounting
   principle, net of taxes                                                         281      0.2%
                                                   -------------           ------------
          Net income (loss)                             $ 5,334     2.5%      $ (1,438)    -0.9%
                                                   =============           ============
Basic net income (loss) per common share                 $ 0.23                $ (0.06)
                                                   =============           ============
Weighted average number of
   common shares outstanding                             23,000                 22,626
                                                   =============           ============
Diluted net income per common share                      $ 0.23
                                                   =============
Weighted average number of
   common shares outstanding                             23,464
                                                   =============
Pro forma net income (1)                                                       $ 4,449      2.8%
                                                                           ============
Pro forma diluted net income per common share (1)                               $ 0.19
                                                                           ============
Weighted average number of
   common shares outstanding                                                    23,183
                                                                           ============

(1) Pro forma net income and pro forma diluted net income per share reflect tax adjustments for the fiscal 1999 mergers with Henry's Marketplace, Inc. and Sun Harvest Farms, Inc. in separate pooling-of-interests transactions, which included entities that were previously not taxable, as if Henry's and Sun Harvest had filed C corporation tax returns for all periods presented. Pro forma net income and pro forma diluted net income per share also exclude non-recurring expenses and the cumulative effect of change in accounting principle.